UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 19, 2008

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28861	86-0876846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (318) 464-8687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2008, our Board of Directors entered into a formal employment agreement with our President, Sterling M. Redfern.  The effective date of the agreement is April 1, 2008.  Under the agreement, Mr. Redfern will serve as our President for a term of one year, after which he may continue to serve at the will of the parties.  As compensation for serving as our President, Mr. Redfern will receive an annual salary of $42,000.  He will also receive two non-qualified stock options pursuant to the Company’s 2006 Stock Option Plan, the first of which will be for 5,000,000 shares of our common stock at an exercise price of $0.01 per share and the second of which will be for an additional 5,000,000 shares of our common stock at an exercise price of $0.03 per share.  These options will be issued as of April 1, 2008, and will vest based on performance incentives to be designated by the Board of Directors.  The options will expire on April 1, 2013.  A copy of the employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Officer Employment Agreement between International Star, Inc. and Sterling M. Redfern, dated March 19, 2008

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2008	INTERNATIONAL STAR, INC. By: /s/ Jacqulyn B. Wine Jacqulyn B. Wine, Secretary & Treasurer